THE CHEFS’ WAREHOUSE, INC.
SEVENTH AMENDED AND RESTATED
COMPENSATION AND HUMAN CAPITAL COMMITTEE CHARTER

Purpose

The Compensation and Human Capital Committee (the “Committee”) of The Chefs’ Warehouse, Inc., a Delaware corporation (the “Company”), is a committee of the Board of Directors (the “Board”) of the Company. The purpose of the Committee is to assist the Company in maximizing stockholder value by utilizing compensation policies and strategies that will (i) attract, retain and reward management personnel and non-employee directors; (ii) align the Company’s executive compensation programs with the interests of stockholders by rewarding performance that enhances stockholder value; and (iii) provide appropriate incentives for executives to achieve Company-wide and individual performance goals. The Committee shall also develop and make recommendations to the Board regarding executive staffing and succession planning and organizational development.

Committee Membership

The Committee shall consist of three or more directors and shall be comprised solely of directors who are determined by the Board to be “independent” in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and The NASDAQ Stock Market (“NASDAQ”). Additionally, no director may serve unless he or she is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. To the extent the Committee is not composed entirely of directors who satisfy the requirements to qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, all awards under equity-based compensation plans shall be approved by a sub-committee of the Committee consisting of two or more members, each of whom shall satisfy such requirements to qualify as an “outside director.”

The members of the Committee shall be appointed by the Board based on recommendations from the Nominating and Corporate Governance Committee of the Board. One member of the Committee shall be appointed as the chairperson of the Committee by the Board. The members of the Committee shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

Reference is made to the Company’s Corporate Governance Guidelines for Committee member qualifications, procedures for Committee member appointment and removal and Committee organizational procedures.

Meetings

The Committee shall meet as often and at such times and places as it deems necessary to fulfill its responsibilities. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The chairperson of the Committee shall preside at each meeting. In the event the chairperson of the Committee is not present at a meeting, the Committee members present at that meeting shall designate one of its members as the acting chair of such meeting. The Committee may invite such members of management to its meetings as it deems appropriate. However, the Committee shall meet regularly without such members present, and in all cases the Chief Executive Officer (“CEO”) and any other such officers shall not be present during portions of meetings at which their compensation or performance is discussed or determined.

Committee Authority and Responsibilities

In general, the authority and responsibilities delegated to the Committee by the Board shall include the following:

1.The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation (including base salary, incentive compensation, equity awards and perquisites and benefits other than those available generally to all employees) based on this evaluation. In determining the components of CEO compensation, the Committee may consider a number of factors, including, but not limited to, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years. The CEO shall not be present during voting or deliberations by the Committee on his or her compensation.

2.The Committee shall review periodically with the Chairman of the Board and CEO their respective assessments of and succession plans relating to senior management, including long range development plans. In connection with such succession planning, the Committee shall oversee and review any changes to the named executive officers of the Company, including any hirings, promotions, or terminations of employment for named executive officers of the Company. In the event of an unexpected disability or retirement of the CEO, the Committee shall formulate and present to the Board emergency actions to be taken for management succession.

3.The Committee shall, at least annually, review, approve and determine, or recommend to the Board for determination, the annual base salaries, annual incentive opportunities, equity awards and other compensation of the Company’s executive officers and other senior executives as the Committee from time to time determines shall be subject to its direct purview.

4.The Committee shall, periodically and as and when it deems appropriate, review and approve the following as they affect the Company’s executive officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities;
(b)any employment agreements and severance arrangements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (d) any special or supplemental compensation and benefits for the Company’s executive officers and individuals who formerly served as executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

5.The Committee shall review and make recommendations to the Board regarding the Company’s overall philosophy for compensation and benefit plans and practices for other employees, including with respect to incentive compensation plans and equity-based plans, policies and programs.

6.The Committee shall approve grants and/or awards of restricted stock, stock options and other forms of equity-based compensation, and otherwise administer the Company’s equity incentive plans.

7.The Committee shall periodically review and make recommendations to the Board with respect to compensation philosophy and policies for director compensation.

8.The Committee shall review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) and the related executive compensation information required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the Commission and, based on such review and discussion, approve the CD&A and the related executive compensation information for inclusion in the applicable filing.

9.The Committee shall produce the annual Compensation Committee Report for inclusion in the Company’s proxy statement and annual report on Form 10-K in compliance with the rules and regulations promulgated by the Commission.

10.The Committee shall review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk taking and discuss at least annually the relationship between risk management policies and compensation, as well as evaluate compensation policies and practices that could mitigate any such risk.

11.Review and make recommendations to the Board regarding organizational and leadership development plans and programs, including programs that are designed (a) to identify, attract and retain high potential employees and (b) to ensure adequate long term leadership succession exists or is being developed at various levels. When practical, these topics in Section 11(a)-(b) should be discussed twice annually by the Committee.

12.Where the Committee determines necessary or appropriate, the Committee shall have the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, independent legal counsel or other compensation adviser; provided, however, that in connection with the engagement of such an adviser (other than in-house counsel), the Committee may select, or receive advice from, such an adviser only after taking into consideration the following factors:

i.the provision of other services to the Company by the adviser’s employer;
ii.the amount of fees received from the Company by the adviser’s employer, as a percentage of total revenue of the adviser’s employer;
iii.the policies and procedures of the adviser’s employer that are designed to prevent conflicts of interest;
iv.any business or personal relationship of the adviser with a member of the Committee;
v.any stock of the Company owned by the adviser; and
vi.any business or personal relationship of the adviser or the adviser’s employer with an executive officer of the Company.

The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Committee. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee.

13.The Committee shall make regular reports to the Board regarding its actions and make recommendations to the Board as appropriate.

14.The Committee may form and delegate authority to subcommittees or members as it deems appropriate.

15.The Committee shall review and reassess the adequacy of its charter at least annually and, as it deems appropriate, recommend amendments to the Board.

16.The Committee shall perform such other activities, consistent with this charter, the Company’s Certificate of Incorporation and Bylaws and governing law as the Committee deems necessary or appropriate or as may be required under the provisions of any compensation or benefit plan maintained by the Company.

17.The Committee shall coordinate with other committees of the Board if requested by the Board or if the Committee’s activities overlap with the authorities of another committee.

18.The Committee shall perform such other functions as may be delegated to it by the Board from time to time.

As adopted by the Board of Directors, November 1, 2022.

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